PERFORMANCE  CALCULATION

                          COLONIAL  INTERMEDIATE  TAX-EXEMPT  FUND - CLASS A

                                 Fiscal Year End: 11/30/95

                                 Inception Date: 2/1/93


                                                          SINCE INCEPTION
                      1 YEAR ENDED 11/30/95             2/1/93 TO 11/30/95

                 Standard      Non-Standard          Standard     Non-Standard
                ------------   ------------        -----------    -----------

Initial Inv.   $1,000.00       $1,000.00           $1,000.00       $1,000.00
Max. Load           3.25%                               3.25%

Amt. Invested    $967.50       $1,000.00             $967.50        $1,000.00
Initial NAV        $7.21           $7.21               $7.50            $7.50
Initial Shares   134.189         138.696             129.000          133.333

Shares From Dis    6.999           7.234              19.068           19.705
End of Period NAV  $7.85           $7.85               $7.85            $7.85

Total Return       10.83%          14.56%              16.23%           20.14%

Average Annual
 Total Return      10.83%          14.56%               5.46%            6.70%


                             PERFORMANCE  CALCULATION

                        COLONIAL  INTERMEDIATE  TAX-EXEMPT  FUND - CLASS B

                              Fiscal Year End: 11/30/95

                              Inception Date: 2/1/93


                                                        SINCE INCEPTION
                1 YEAR ENDED 11/30/95                   2/1/93 TO 11/30/95

                Standard       Non-Standard          Standard    Non-Standard
                ------------ ----------------       ----------   ------------

Initial Inv.     $1,000.00    $1,000.00            $1,000.00       $1,000.00

Amt. Invested    $1,000.00    $1,000.00            $1,000.00       $1,000.00
Initial NAV          $7.21        $7.21                $7.50           $7.50
Initial Shares     138.696      138.696              133.333         133.333

Shares From Dist.    6.301        6.301               16.941          16.941
End of Period NAV    $7.85        $7.85                $7.85           $7.85

CDSC                  4.00%                             2.00%
Total Return          9.82%       13.82%               15.97%          17.97%

Average Annual
 Total Return         9.82%       13.82%                5.37%           6.01%